UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant    ☒            Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KODIAK SCIENCES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Kodiak Sciences Inc.
Important Notice Regarding the Availability of Proxy Materials Stockholders Meeting to be held on June 7, 2022
For Stockholders of record as of April 11, 2022
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.
To view the proxy materials, which include the Notice and Proxy Statement and Annual Report, go to: www.proxydocs.com/KOD To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.
P.O. BOX 8016, CARY, NC 27512-9903
For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/KOD
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.
If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 27, 2022.
To order paper materials, use one of the following methods.
INTERNET www.investorelections.com/KOD
TELEPHONE (866) 648-8133
* E-MAIL paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.
* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.
Kodiak Sciences Inc.
Meeting Type: Annual Meeting of Stockholders Date: Tuesday, June 7, 2022 Time: 9:00 AM, Pacific Time
Place: Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/KOD for more details
You must register to attend the meeting online and/or participate at www.proxydocs.com/KOD
SEE REVERSE FOR FULL AGENDA

Kodiak Sciences Inc.
2022 Annual Meeting of Stockholders
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3PROPOSAL
1. Elect two Class I directors nominated by our Board and named in this proxy statement 1.01 Richard S. Levy, M.D. 1.02 Robert A. Profusek, J.D.
2. Approve, on an advisory basis, the compensation of Kodiak’s named executive officers, as disclosed in the proxy statement;
3. 2022; Ratify and the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31,
4. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.